FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021 (February 1, 2021)

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry Into a Material Definitive Agreement

On February 1, 2021, HC2 Holdings, Inc., a Delaware corporation (the “Company”), issued $330 million aggregate principal amount of 8.500% senior secured notes due 2026 (the “Secured Notes”). The Secured Notes were issued under an indenture dated February 1, 2021, by and among the Company, the guarantors party thereto and U.S. Bank National Association, a national banking association (“U.S. Bank”), as trustee and collateral trustee (the “Secured Indenture”). The Secured Notes were issued at par.

In addition, the Company has entered into exchange agreements with certain holders of approximately $51.8 million of the Company’s outstanding 7.5% convertible senior notes due June 1, 2022 (the “Existing Convertible Notes”) pursuant to which the Company exchanged such holders’ Existing Convertible Notes for newly issued convertible senior notes due 2026 (the “New Convertible Notes” and such exchange the “Convertible Notes Exchange”) with substantially the same terms, except that such New Convertible Notes will mature on August 1, 2026 and conversions of the New Convertible Notes may be settled in cash, shares of common stock or a combination thereof, at the Company’s election. No separate cash payment was made at the settlement of the Convertible Notes Exchange for accrued and unpaid interest on the Existing Convertible Notes being exchanged.

Secured Notes Terms and Conditions

Certain terms and conditions of the Secured Notes are as follows:

Maturity. The Secured Notes mature on February 1, 2026.

Interest. The Secured Notes accrue interest at a rate of 8.500% per year. Interest on the Secured Notes is paid semi-annually on February 1 and August 1 of each year, commencing on August 1, 2021.

Issue Price. The issue price of the Secured Notes is 100%.

Ranking. The Secured Notes and the note guarantees are the Company’s and certain of its domestic subsidiaries’ (the “Subsidiary Guarantors”) senior secured obligations. The Secured Notes and the note guarantees will rank: (i) equal in right of payment (subject to the priority of any First-Out Obligations (as defined in the Secured Indenture) (including any debt under the Company’s existing $15.0 million secured revolving credit facility)) with all existing and future senior debt of the Company and the Subsidiary Guarantors and effectively senior to all unsecured debt of the Company to the extent of the value of the collateral; (ii) senior in right of payment to all of the Company’s future debt that expressly provides for its subordination to the Secured Notes; (iii) effectively subordinated to any existing and future debt of the Company that is secured by liens on property and assets that do not constitute collateral, to the extent of the value of such property and assets; and (iv) structurally subordinated to any existing and future debt and other liabilities of the Company’s non-guarantor subsidiaries.

Collateral. The Secured Notes are secured by a first priority lien on substantially all of the Company’s assets and the assets of the Subsidiary Guarantors (except for certain “Excluded Assets,” and subject to certain “Permitted Liens,” each as defined in the Secured Indenture), including, without limitation:

•
all equity interests owned by the Company or a Subsidiary Guarantor (which, in the case of any equity interest in a foreign subsidiary, will be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary);

•	all equipment, goods, inventory and fixtures owned by the Company or a Subsidiary Guarantor;

•	all accounts, cash, deposit accounts and investment securities owned by the Company or a Subsidiary Guarantor;

•	all documents, books and records, instruments and chattel paper owned by the Company or a Subsidiary Guarantor;

•	all intellectual property and other general intangibles owned by the Company or a Subsidiary Guarantor; and

•	any proceeds and supporting obligations thereof.

The Secured Indenture permits the Company, under specified circumstances, to incur additional debt in the future that could equally and ratably share in the collateral. The amount of such debt is limited by the covenants contained in the Secured Indenture.

No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the Secured Notes.

Optional Redemption. The Company has the option to redeem some or all of the Secured Notes prior to February 1, 2023, at a redemption price equal to 100% of the principal amount plus a “make-whole” premium and accrued and unpaid interest to the redemption date.

At any time on or after February 1, 2023, the Company may redeem some or all of the Secured Notes at certain fixed redemption prices set forth in the Secured Indenture expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to February 1, 2023, the Company may redeem up to 40% of the aggregate principal amount of the Secured Notes with net cash proceeds received by the Company from certain equity offerings at a price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 55% of the aggregate principal amount of the Secured Notes remains outstanding immediately thereafter.

Asset Sale Offer. Upon certain assets sales where the net cash proceeds from all applicable asset sales exceed $50 million since the issue date of the Secured Notes, the Company may be required in certain circumstances to make an offer to purchase the Secured Notes with the net cash proceeds from such an asset sale in excess of such $50 million threshold at a price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

Change of Control. If a Change of Control (as defined in the Secured Indenture) occurs, the Company will be required to make an offer to purchase the Secured Notes for cash at a price equal to 101% of the aggregate principal amount of such Secured Notes on the date of purchase, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The Secured Indenture contains covenants limiting, among other things, the ability of the Company, and, in certain cases, the Company’s subsidiaries, to incur additional indebtedness; create liens; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in certain transactions with affiliates; or consolidate or merge with, or sell substantially all of its assets to, another person. The Company is also required to maintain compliance with certain financial tests, including minimum liquidity and collateral coverage ratios. These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The Secured Indenture contains customary events of default which could, subject to certain conditions, cause the Secured Notes to become immediately due and payable, including, but not limited to defaults by the Company in the payment of the principal of any the Secured Notes when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an offer to purchase by the Company) or in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days; failure to comply with certain financial covenants in the Secured Indenture beyond the applicable cure period; failure to comply with certain other covenants in the Secured Indenture for a period of 60 days following notice by U.S. Bank or the holders of at least 30% in aggregate principal amount of the Secured Notes then outstanding; failure to pay any debt within any applicable grace period after the final maturity or acceleration of such debt by the holders thereof because of a default, if the total amount of such debt unpaid or accelerated exceeds $35 million; or failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $35 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

This summary does not purport to be complete and is qualified in its entirety by reference to the Secured Indenture, which has been filed as Exhibit 4.1 hereto and which is incorporated by reference herein.

New Convertible Notes Terms and Conditions

Certain terms and conditions of the New Convertible Notes are as follows:

Maturity. The New Convertible Notes mature on August 1, 2026 unless earlier converted, redeemed or purchased.

Interest. The New Convertible Notes accrue interest at a rate of 7.5% per year. Interest on the New Convertible Notes is paid semi-annually on February 1 and August 1 of each year.

Ranking. The New Convertible Notes will be the Company’s general unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness, including the Existing Convertible Notes, and senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated to the New Convertible Notes. The New Convertible Notes will be effectively subordinated to all of the Company’s existing and future secured indebtedness, including the Secured Notes and the Company’s existing revolving credit facility to the extent of the value of the collateral securing that indebtedness, and structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries, including trade credit.

No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the New Convertible Notes.

Optional Redemption. The Company may not redeem the New Convertible Notes prior to August 1, 2023. On or after August 1, 2023, the Company may redeem for cash all of the New Convertible Notes if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (which need not be consecutive trading days) during any 30 consecutive trading-day period ending within five trading days prior to the date on which the Company provides notice of redemption. The redemption price will equal 100% of the principal amount of the New Convertible Notes being redeemed, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date.

Fundamental Change. If the Company undergoes a Fundamental Change (as defined in the indenture governing the New Convertible Notes (the “Convertible Indenture”), subject to certain conditions, the Company may be required to purchase all or any portion of the New Convertible Notes for cash. The Fundamental Change purchase price will be 100% of the principal amount of the New Convertible Notes to be purchased, plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the Fundamental Change Purchase Date (as defined in the Convertible Indenture). Notwithstanding anything to the contrary in the Convertible Indenture, a Specified Asset Sale (as defined in the Convertible Indenture) shall not constitute a Fundamental Change.

Conversion Rights. The New Convertible Notes will be convertible into cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election, based on an initial conversion rate of 234.2971 shares of common stock per $1,000 principal amount of New Convertible Notes (equivalent to an initial conversion price of approximately $4.268 per share of the Company’s common stock), at any time prior to the close of business on the business day immediately preceding the maturity date, in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof. In addition, following a Make-Whole Fundamental Change (as defined in the Convertible Indenture) or the Company’s delivery of a notice of redemption for the New Convertible Notes, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its New Convertible Notes in connection with (i) such Make-Whole Fundamental Change or (ii) such notice of redemption. However, to comply with certain listing standards of The New York Stock Exchange, the Company will settle in cash its obligation to increase the conversion rate in connection with a Make-Whole Fundamental Change or redemption until it has obtained the requisite stockholder approval.

Events of Default. The Convertible Indenture contains customary events of default which could, subject to certain conditions, cause the New Convertible Notes to become immediately due and payable, including, but not limited to, default by the Company in any payment of interest on any New Convertible Notes when due and payable where such default continues for a period of 30 consecutive days; default by the Company in the payment of the principal amount of any New Convertible Note when due and payable on the maturity date, any redemption date, upon required purchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise; failure by the Company to comply with its obligation to convert the New Convertible Notes in accordance with the Convertible Indenture upon exercise of a note holder’s conversion right where such failure continues for three business days; failure by the Company to provide the Fundamental Change Company Notice (as defined in the Convertible Indenture) to note holders required pursuant to the Convertible Indenture; failure to comply with certain covenants in the Convertible Indenture relating to business combination transactions; failure to comply with certain agreements in the Convertible Indenture for a period of 60 days after receipt by the Company of a notice of default as provided in the Convertible Indenture; default by the Company or any Significant Subsidiaries (as defined in the Convertible Indenture) of the Company with respect to any indebtedness for borrowed money in excess of $35 million in the aggregate of the Company and/or any Significant Subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness becoming or being declared due and payable or (ii) from a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required purchase in connection with a fundamental change, upon declaration of acceleration or otherwise, in each case where such default is not cured or waived within 30 days after notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% of the aggregate principal amount of New Convertible Notes then outstanding (provided, however, that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration of acceleration); or a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Significant Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and certain events of bankruptcy or insolvency.

This summary does not purport to be complete and is qualified in its entirety by reference to the Convertible Indenture, which has been filed as Exhibit 4.3 hereto and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 and 2.03 is incorporated into this Item 3.02 by reference. The Convertible Notes Exchange was made in reliance on a private placement exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the New Convertible Notes and the shares of common stock issuable upon their conversion have not been and will not be registered under the Securities Act, and the New Convertible Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The initial maximum number of securities underlying the New Convertible Notes, assuming the largest “make-whole” addition to the conversion rate under the Convertible Indenture, and assuming that the Company has obtained the requisite stockholder approval referred to above, is [14,140,709] shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.
4.1	Indenture governing the 8.500% senior secured notes due 2026, dated as of February 1, 2021, by and among HC2 Holdings, Inc., the guarantors party thereto and U.S. Bank National Association.
4.2	Form of 8.500% senior secured notes due 2026 (included in exhibit 4.1).
4.3	Indenture governing the 7.5% convertible senior notes due 2026, dated as of February 1, 2021, by and between HC2 Holdings, Inc. and U.S. Bank National Association.
4.4	Form of 7.5% convertible senior notes due 2026 (included in exhibit 4.3).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

Date: February 1, 2021	By: /s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer